EXHIBIT 10.5
                                    AGREEMENT

         This Agreement ("Agreement") entered into and effective this __12__day of July, 2002 (the "Effective Date") is made by and between REZConnect Technologies., a New Jersey corporation ("REZConnect") and 411 Web Directory, Inc., a California corporation ("411web"), each being referred to as "Party" and collectively as the "Parties".

         WHEREAS, The territory covered by this Agreement is the United States (the "Territory").The Parties' rights and obligations set forth herein relate only to the Territory;

         NOW THEREFORE, in consideration of their mutual promises made herein, and for other good and valuable consideration, of which each Party hereby acknowledges receipt, the Parties, Intending to be legally bound, hereby agree as follows:

      1. 411web shall provide the following under this Agreement:

         a. 411web hereby grants to REZConnect and its affiliates a limited, NONEXCLUSIVE License to the Services and Products as described in Schedule A. 411web shall Private-label the Services and Products for REZConnect.

         b. 411web agrees to provide all web hosting necessary to provide the services required Under this Agreement.

         c. 411web shall provide REZConnect with real time web-based access to the Accounting Enterprise System ("AES"), which will allow REZConnect to see up to the minute transactions and revenues generated from the sale of premium yellow page Listings, premium web directory listings, website builder web sites, banner
            Advertisements, domain name registrations and search engine submissions on REZConnect sites.

         d. 411web grants to REZConnect a limited, nonexclusive, royalty-free license to use the Name, logo, and other trademarks or service marks of 411web and/or MyCity (collectively the "411web Trademarks") in connection with the sale and/or other Promotion of the Services hereunder.

      2. REZConnect shall provide the following under this Agreement:

         a. REZConnect shall provide all the necessary first tier end-user customer support Related, to the use of the REZConnect Programs for clients referred to or enrolled in The REZConnect Programs.

         b. REZConnect shall pay MyCity the fees outline in Schedule B of this Agreement.

         c. REZConnect shall provide all order processing and accounting for sales of its Franchises and/or REZConnect Programs.


                                       (1)

      3. Warranties and Guarantees

         a. Except for any limited warranties expressly set forth in this Agreement, 411web makes no warranties hereunder, and expressly disclaims all other warranties, express or implied, including without limitation, warranties of merchantability and fitness for a particular purpose, non-infringement, and implied warranties arising from course of dealing or course of performance.

      4. Term and Termination

         a. The term of this Agreement is for five (5) years automatically renewable for additional two-year terms, unless 411web or REZConnect provides the other party with written notice, within ninety (90) days of the annual anniversary of this Agreement.

         b. This Agreement may be terminated by the mutual written agreement of the Parties.

         c. Either party shall have the right to terminate this Agreement if the other party is in Material breach of this Agreement and fails after thirty (30) days written notice to cure any such breach.

         d. Either Party shall have the right to terminate this Agreement in writing with at least 30 Days written notice to the other Party upon the occurrence of: (i) an assignment by the other Party for the benefit creditors; (ii) the filing by the other Party of a petition to have it adjudged insolvent, bankrupt or seeking a reorganization or liquidation under any law relating to bankruptcy, insolvency or receivership; (iii) an appointment of a receiver or trustee for all or substantially all of the assets of the other Party unless appointed without the other Party's consent, in which case if after 120 days such appointment has not been vacated or stayed; or (iv) the adoption of a plan of liquidation or dissolution by the Board of Directors of the other Party;

         e. If termination of this Agreement occurs pursuant to the terms set forth in section 4(a) Of this Agreement, all licenses granted hereunder shall immediately terminate and each Party shall return or destroy all Confidential Information of the other Party in its possession. Neither Party shall be liable to the other for damages of any sort resulting solely from terminating this Agreement in accordance with the terms of this paragraph. All unpaid and outstanding revenue share payments due the Parties and all licensing, maintenance or customization fees due the Parties as of the date of the termination or expiration shall be paid as provided herein. All provisions of this Agreement relating to proprietary rights, confidentiality, and indemnification as provided herein or otherwise, shall survive the termination or expiration of this Agreement.

      5. Assignment. Either party may assign this Agreement to an affiliate so long as such Affiliate assumes the obligations hereunder, or, in connection with a merger or consolidation involving either party or a sale of all or substantially all of either party's assets to the surviving company or purchaser as the case may be, so long as such assignee assumes the obligations of the appropriate party hereunder.


                                       (2)

      6. Confidentiality and Proprietary Interests

         a. Each Party agrees that during the course of the negotiations for, and performance under, this Agreement, information that is confidential or proprietary may be disclosed to the other Party, including, but not limited to, software, technical processes and formulas, source codes, product designs, ideas, sales, cost, and other unpublished financial information, product and business plans, advertising revenues, usage rates, advertising relationships, projections, and marketing data ("Confidential Information"). Except as provided in this Agreement, the Parties shall not make any disclosure of the Confidential Information to anyone other than its employees who have a need to know in connection with this Agreement. Neither Party shall make any other use of such information and upon the termination or expiration of this Agreement each Party will return or destroy all such Confidential Information and material (and all copies thereof) in its possession or control. This covenant will extend beyond the termination or expiration of this Agreement and shall remain effective for two years from the termination or expiration date.

         b. 411web agrees that during the term of this Agreement and any time thereafter, REZConnect's customer lists shall remain the sole property of REZConnect and cannot be utilized for any 411web's internal promotions, list enhancements or other promotions by other companies without the written permission of REZConnect.

      7. Intellectual Property. Each Party shall retain all right, title and interest in and to all of its Works, materials, information or inventions (whether or not used in connection with the activities contemplated by this Agreement) and all copyrights, patents, trade secrets and other intellectual property rights (the "Intellectual Property) with respect thereto. Except as otherwise expressly provided for herein, no license or other rights shall be granted with respect to any Intellectual Property.

      8. Indemnification

         a. Each Party agrees to indemnify, defend, and hold harmless the other Party, its directors, officers, employees and agents, and defend any action brought against same by a third party with respect to any claim, demand, cause of action, debt, liability, or settlement, including court costs, reasonable expenses, and reasonable attorneys' fees, to the extent that such action is based upon or arises out of a claim that(I) if true, would constitute a breach of any of that Party's obligations under this Agreement; or (ii) arises out of the negligence or willful misconduct of that Party; or (iii) conduct of the Party infringed or violated any rights of third parties, including without limitation, rights of publicity, rights of privacy, patents, copyrights, trademarks, trade secrets, and/or licenses.

         b. If either Party entitles to indemnification hereunder (an "Indemnified Party) makes an indemnification request to the other, the Indemnified Party shall permit the other Party (the "Indemnifying Party" to control the defense, disposition or settlement of the matter at its own expense; provided that the Indemnifying Party shall not, without the consent of the Indemnified Party enter into any settlement or agree to any disposition that imposes an obligation on the Indemnified Party that is not wholly discharged or dischargeable by the Indemnifying Party or imposes any conditions or obligations on the Indemnified Party other than the payment of monies that are readily measurable for purposes of determining the monetary indemnification or reimbursement obligations of Indemnifying Party.

                                      (3)

            The Indemnified Party shall notify Indemnifying Party within 30 days of any claim for which Indemnifying party is responsible and shall cooperate with Indemnifying Party in every commercially reasonable way to facilitate defense of any such claim; provided that the Indemnified Party's failure to notify Indemnifying Party shall not diminish Indemnifying Party's obligations under this Section 9, except to the extent that Indemnifying Party is materially prejudiced as a result of such failure. An Indemnified Party shall at all times have the option to participate in any matter or litigation through counsel of its own selection and at its own expense.

      9. Interpretation of Agreement. This Agreement, together with the Schedules attached, constitutes the entire agreement between the
            Parties and supersedes all previous communications between the Parties, and may not be released, discharged or modified except by an instrument in writing signed by the parties. This Agreement is made in, and shall be governed by the laws of the State of California, regardless of its conflicts of laws provisions. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between the Parties. Neither Party,by virtue of this Agreement, is authorized to act as an agent, employee, or legal representative of the other. Neither Party shall have the power to control the activities and operation so the other and their status is, and at all times will continue to be that of independent contractors.

      10. Waiver of Jury Trial and Dispute Resolution. Each of the Parties to this Agreement hereby agrees to waive its respective rights to a jury trial of any disputes, claims or causes of action based upon or arising out of this agreement. All disputes arising from or relating to this Agreement, including disputes with respect to the validity of this Agreement itself will be resolved pursuant to the procedures and rules of this section 11. With the exception of disputes involving breach of confidentiality, infringement of a Party's intellectual property, or other types of claims that cause irreparable harm for which injunctive relief through the courts is sought by either Party, any dispute, controversy, or claim arising under the terms of this Agreement shall be resolved as follows: following a written notice by a Party requesting escalation of a dispute for resolution, the senior management of both Parties shall meet to attempt to resolve such disputes. Following such attempts, if senior management cannot resolve the dispute within 30 days, then either Party may resort to mediation under the Commercial Mediation Rules of the American Arbitration Association (:AAA"). Each Party agrees to pay its own fees and costs in connection with the mediation and agrees to pay its proportionate share of fees owed to AAA in connection with the mediation. If the matter is not resolved by mediation within 30 days, either Party may only pursue a remedy through binding arbitration in the jurisdiction of Los Angeles, California in accordance with the Commercial Arbitration Rules of the AAA (the "Rules"). Unless both Parties agree otherwise, the arbitrator(s) will render the award within 90-days of appointment. Such award will be final when rendered. Judgment on any award rendered by the arbitrators under this Section 11 may be entered in any court having jurisdiction thereof. Any court having jurisdiction will enforce as a binding and final arbitral award any interim measures ordered by the arbitrator(s). In the event that any matter results in arbitration or legal proceeding, the prevailing Party in such arbitration or legal proceeding shall be entitled to recover from the other Party all reasonable fees, costs and expenses incurred by the prevailing Party in connection with the arbitration or legal proceeding, including without limitation, reasonable attorneys; fees and expenses.

                                       (4)

      11. Publicity. If either Party makes any news release or public announcement concerning this Agreement or the subject matter of this Agreement, then it must get the other Party's prior permission in writing. Notwithstanding the foregoing, either Party may, at any time, make announcements which are required by applicable law, regulatory bodies, or stock exchange or stock association rules, so long as the Party required to make the announcement, promptly upon learning of such requirement, n notifies the other Party of such requirement and discusses with the other Party, in good faith, the exact wording of any such announcement.

      12. Force Majure. Neither Party will be liable for any failure to perform any obligations (other than payment obligations) 1. hereunder, or from any delay in the performance thereof, due to causes beyond its control, including labor disputes, flood, riot, fire, acts of God, acts of public enemy, acts of government (including judicial), failure of telecommunications or similar technical failures, or other casualty.


      13. Severability. Should any provision of this Agreement be determined to be void, invalid, or otherwise unenforceable by any court of competent jurisdiction, such determination shall not affect the remaining provisions hereof, which shall remain in full force and effect.

14. Waiver. The waiver by either Party of any breach of any pr9ovision of the Agreement by the other Party s hall not be construed to be either a waiver of that Party's rights regarding any succeeding breach of any such provision or a waiver of the provision itself.

      15. Execution of this Agreement. This Agreement may be executed in several counterparts, each of which will be deemed any original but all of which will constitute one and the same. Faxed signatures shall have the same force and effect as original manual signatures. In the event of any discrepancies, difference, or conflicts between the counterparts, a counterpart signed by an office of 411 web shall prevail.

      16. Entire Agreement. This Agreement together with the schedules attached, represents the entire understanding of the parties with respect to its subject matter and supersedes all previous discussion and correspondence with respect thereto, and no representations, warranties or Agreement express or implied of any kind with respect to such subject matter have been made by either party to the other.








                                       (5)

      17. Notices. Any notice to be given to REZConnect and 411web shall be in writing and shall be deemed to have been given on the same day as mailed by certified mail, postage pre-paid, return receipt requested, addressed to the respective parties as follows, unless and until either party notifies the other in writing of a different address:


If to REZConnect:                              REZConnect Technologies, Inc
                                               560 Sylvan Ave.
                                               Englewood Cliffs, NJ  07632

If to 411web:                                  411 Web Directory, Inc.
                                               11500 W. Olympic Blvd., Suite 505
                                               Los Angeles, CA  90064

IN WITNESS WHEREOF, the parties have hereunto executed this Agreement the day and year first above written.

Witness                                 REZConnect Technologies, Inc.

___________________            By____/s/ Michael Y Brent________________________

                                        ____Michael Y Brent, Pres_______________
                                                 Name & Title (Print)




Witness                                 411web Directory, Inc.

____________________                    By____/s/  David  L. Buchanan___________

                                        ____David L Buchanan, VP________________
                                                 Name & Title (Print)










                                       (6)

                                   Schedule A

      411web grants to REZConnect and its affiliates a limited, NONEXCLUSIVE license to the following Services and Products:

      A private-label version of the MyCity portal ("RezCity Portal") using www.mycity.com as a baseline. This includes the following 411web eMarketplace Services:

            o Website Builder - a template-based online website solution. Small businesses buy, build and edit their website via the RezCity portal.
            o Banner Factory - a template-based online advertising solution. Small businesses buy, build, edit and schedule their banner advertisements via the RezCity portal.
            o Premium Yellow Pages Listing - a web-based engine that allows advertisers to move their business listing to the top portion of its industry category within the local RezCity Internet Yellow Pages.
            o Local Website Directory - a web-based engine that allows advertisers to move their directory listing to the top portion of its industry category within the local RezCity Local Web Directory.
            o Search Engine Submission Service - a service that registers businesses' websites with top search engines.
            o Domain Name Registration Service - allows businesses to register their domain name via the RezCity Portal.

      All franchise materials created to solicit franchisees and train them in the sales of the above-mentioned eMarketplace Services.

      The creation of RezCity Portal will be done in stages. Stage One will take care of the simplest and most immediate needs. Additional development will follow and will be billed on a per-project basis.

      STAGE ONE

      BRANDING: search and replace every instance of "MyCity" with "RezCity" - every logo, every text link. This includes the SPLASH PAGE, which first time visitors see. RezConnect will be providing the RezCity logo to 411web.

      HOME PAGE: make the "Visitors" tab the first page visitors see once they get past the splash page. Change the text "Visitor's Guide" to "Home". On the original Home page, change the text "Home: to"Local Info".

      NAVIGATION: on the left nav, "Home" should link to http://www.mycity.com/geo/usa/states/minnesota/metros/st.paul/cities/ st.paul/channels/visitors_guide/ and the text"Visitor's Guide" should change to "Local Info" and link to http://www.mycity.com/geo/usa/states/minnesota/metros/st.paul/cities
      /st.paul/home

                                       (7)

      YOUR TRAVEL (box on visitors guide): this will be replaced with creative and links from Rezconnect.

      RezConnect technology: any links to OneTravel - such as the Hotels link at the top of the RezCity Portal home page - will be replaced with links to RezConnect. Any banner ads for OneTravel, such as on http://www.mycity.com/geo/usa/states/minnesota/metros/st.paul/cities
      /st.paul/channels/visitors_guide/lodging
      should be removed.

      ESTIMATE for Stage One work described above:

      10 hours of HTML at $95/hr = $950
      10 hours of Web Dev/DB engineering at $145/hr = $1450

      Total: $2400




























                                       (8)

                                   Schedule B

      Setup Fee: Licensee shall pay 411web a one-time setup fee of $2,400 (the "Setup Fee") for the Stage One creation of the RezCity Portal as described in Schedule A. It is understood that the final Setup Fee may be more, or less, than the $2,400 quoted and that 411web will bill REZConnect only for the actual hours used during setup. 50% of the Setup Fee is due upon acceptance of the estimate for Stage One work. The remainder is due upon completion of Stage One work. Additional customization is available at any time for an additional fee.

      Hosting & Maintenance Fee: As of November 1, 2002, Licensee shall pay 411web a hosting and maintenance fee according to the following schedule:

      0-500,000 pvs/month - $0.00
      500,001-1,500,00 pvs/month - $1.50 CPM on all pvs over 500,000
      1,500,001-2,500.00 pvs/month - $1.25 CPM on all pvs over 500,000
      2,500,001-5,000,000 pvs/month - $0.75 CPM on all pvs over 500,000
      5,000,001 and higher - $0.50 on all pvs over 500,000

      Once RezCity averages at least 5,000,000 pageviews/month, we agree to review hosting fees and renegotiate in the best interest of both parties.

      License Fee: The annual license fee for 411web Products and Services as described in Schedule A is $24,000 less a $15,000 credit in exchange for REZConnect technology and revenue share as described below. 50% of the annual license fee, representing the first 6 months of this agreement, is due upon acceptance of this agreement; license fee will be billed monthly thereafter starting with the 7th month of this agreement.

            RezConnect Technology: in exchange for a partial credit on the annual license fee, Licensee shall allow the integration of REZConnect technology on 411web's network of directories and portals, including the MyCity portal network.

            Revenue Share: in exchange for partial credit on the annual license fee, Licensee shall pay 411web 25% of all REZConnect technology and 411web eMarketplace services sold through the RezCity Portal. Licensee shall also pay 411web 50% of all REZConnect sales made by 411web's direct sales initiatives via 411web's network of directories, portals and modules. Should monthly revenue share paid to 411web exceed $3,000, the annual license fee, pro-rated for that month, will be waived.

                                       (9)